POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints
Charles A. Bittenbender, Suzanne S. Taylor,
Mary D. Maloney, John D. Neumann and
Thomas C. Daniels, and each of them, as
the  true and lawful attorney or
attorneys-in-fact, with full
power of substitution and revocation,
for the undersigned and in the name,
place and stead of the undersigned, in
any and all capacities, to execute,
on behalf of the undersigned, any and
all statements or reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the beneficial ownership of shares of Class A Common
Stock, par value $0.01 per share,
of NACCO Industries, Inc. (the "Company") and Class B Common Stock, par value $0.01 per share, of the Company, including without limitation, all initial statements of beneficial ownership on Form 3, all statements of changes of beneficial ownership on Form 4 and all annual statements of beneficial ownership on Form 5 and any and all other documents that may be required, from time to time, to be filed with the Securities and Exchange Commission, to execute any and all amendments or supplements to any such statements or forms, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and
Exchange Commission, granting to said
attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

James T. Rankin

Trust created by the Agreement, dated
May 10, 2007, between Mathew M . Rankin, as Grantor, and Mathew M. Rankin and
James T. Rankin, as co-trustees, for the benefit of Mary Marshall Rankin; and Trust created by Agreement, dated May 10, 2007, between Matthew M.Rankin, as trustee,and
James T. Rankin, creating a trust for the benefit of William Alexander Rankin

By:  James T. Rankin, as Co-Trustee

Margaret Pollard Rankin (by James T. Rankin, as custodian)


By:  James T. Rankin

Name:


Date:

Address: